Exhibit 99.1

RYVYL Appoints Mary Lay Hoitt as Interim Chief Financial Officer

SAN DIEGO, CA, March 09, 2023 (GLOBE NEWSWIRE) -- RYVYL Inc. (NASDAQ: RVYL) ("RYVYL" or the "Company"), a company that leverages the security of the blockchain and USD-pegged stablecoin technology with near-real-time attestation to conduct payment transactions, today announced that it has appointed Mary Lay Hoitt, CPA, as Interim Chief Financial Officer of the Company, replacing J. Drew Byelick who has resigned.

Mary Lay Hoitt is an accomplished financial executive with over 25 years in CFO and VP of Finance roles serving both public and private firms, from early-stage start-ups to global companies with annual revenues of over $300 million. Her industry experience includes high-tech and medical device manufacturing, computer software, supply chain management, and commercial and residential property management. Mary has restructured and turned around numerous distressed entities, including 3 mergers and 1 management buy-out within the U.S., and 8 acquisitions and 3 divestures for European and South American corporations. She successfully helped raise more than $50 million in PIPE financing for several public companies and over $20 million of equity capital for various private firms. She is a partner in the San Diego office of SeatonHill Partners, LP the nation's fastest-growing CFO services firm, offering elite fractional and interim CFO talent, as well as project based financial leadership.

"Mary is an experienced, highly respected leader with a strategic financial mindset to support RYVYL in our process of restating previously issued financial statements and filing our upcoming 2022 year end Annual Report," said Ben Errez, Chairman of RYVYL Inc. "We welcome her to the position and are pleased to have someone of her caliber and financial skill set serve as our Interim CFO. I'm confident that Mary's demonstrated success in leading finance departments of companies in complex, highly competitive industries, will help us deliver for our shareholders. On behalf of our board and management team, I would also like to thank Drew for his service and contributions to RYVYL."

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging unique blockchain security and USD-pegged stablecoin technology with near real-time attestation, RYVYL is reinventing the future of financial transactions using its coyni® stablecoin platform as a transactional foundation. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements.

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact:

Mark Schwalenberg

MZ Group - MZ North America

312-261-6430

RVYL@mzgroup.us

www.mzgroup.us

3/9/2023 8:00:00 AM